EXHIBIT 99.1

MKS Instruments Reports First Quarter 2021 Financial Results

•	Record revenue of $694 million, up 30% year-over-year

•	Record Non-GAAP net earnings of $143 million, up 68% year-over-year, and GAAP net income of $122 million, up 77% year-over-year

•	Operating cash flow of $127 million, up 69% year-over-year, and free cash flow of $100 million, up 55% year-over-year

Andover, MA, April 26, 2021 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported first quarter 2021 financial results.

“We delivered another quarter of record revenue and earnings, as we continue to see strong demand trends in our Semiconductor Market, as well as an acceleration in revenue from our Advanced Markets,” said John T.C. Lee, President and Chief Executive Officer. In our Semiconductor Market, demand was broad-based, as we delivered new quarterly revenue records for our Pressure, Valves, and Flow solutions, while also delivering another robust quarter in Power solutions. As evidenced by recently released VLSI research data for 2020, we gained significant share in the total Critical Subsystems category in 2020, and our portfolio breadth, operational track record and focused innovation strategy position us to continue to outperform our peers.”

Mr. Lee added, “Revenue from our Advanced Markets accelerated further in the first quarter, growing 27% year-over-year. We are seeing growing demand for our Surround the Workpiece® portfolio in Advanced Electronics Manufacturing applications, and we expect momentum to extend into the second quarter.”

“We are pleased to deliver first quarter gross margins that exceeded the high end of our guidance, and combined with our continued cost control, enabled us to generate strong Non-GAAP operating margin expansion of 110 basis points sequentially, and 530 basis points year-over-year,” said Seth H. Bagshaw, Senior Vice President and Chief Financial Officer.

Mr. Bagshaw added, “Our balance sheet continues to strengthen, as we exited the quarter with $78 million in net cash. Our strong financial position provides added flexibility in executing on our capital allocation priorities.”

Second Quarter 2021 Outlook

Based on current business levels, the Company expects revenue in the second quarter of 2021 of $740 million, plus or minus $30 million. At these volumes, the Company expects GAAP net income per diluted share of $2.70, plus or minus $0.26, and Non-GAAP net earnings per diluted share of $2.92, plus or minus $0.26.

Conference Call Details

A conference call with management will be held on Tuesday, April 27, 2021 at 8:30 a.m. (Eastern Time). To access a live webcast of the conference call and related presentation materials management will refer to during the call, visit MKS’ website at mksinst.com and click on Company – Investor Relations. The webcast and related presentation materials will be listed in the calendar of events. To participate by telephone, please dial (877) 212-6076 for domestic callers or (707) 287-9331 for international callers, provide the operator with Conference ID (8094738), and access the presentation materials on MKS’ website. Participants are asked to access the live webcast or dial in at least 15 minutes in advance to ensure a timely connection. An archive of the webcast and related presentation materials will be available on MKS’ website.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, systems, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, electronic control technology, reactive gas generation and delivery, power generation and delivery, vacuum technology, lasers, photonics, optics, precision motion control, vibration control and laser-based manufacturing systems solutions. We also provide services relating to the maintenance and repair of our products, installation services and training. Our primary served markets include semiconductor, industrial technologies, life and health sciences, and research and defense. Additional information can be found at mksinst.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. For further information regarding these Non-GAAP financial measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our U.S. GAAP results and the “Notes to our Non-GAAP Financial Information” at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

	Q1 2021	Q4 2020
Net revenues	$694	$660
GAAP Financial Measures
Operating margin	22.4%	22.2%
Net income	$122	$116
Diluted EPS	$2.20	$2.08
Non-GAAP Financial Measures
Operating margin	25.8%	24.7%
Net earnings	$143	$130
Diluted EPS	$2.56	$2.34

First Quarter 2021 Financial Results

Net revenues in the first quarter of 2021 were $694 million, a sequential increase of 5% from $660 million in the fourth quarter of 2020, and a year-over-year increase of 30% from $536 million in the first quarter of 2020. The increase in net revenues was driven by strong demand from customers in both the Semiconductor Market and Advanced Markets. Net revenues in the Semiconductor Market were $412 million in the first quarter of 2021, a sequential increase of 5% and year-over-year increase of 32%. Net revenues in Advanced Markets were $282 million in the first quarter of 2021, a sequential increase of 6% and year-over-year increase of 27%.

Net income in the first quarter of 2021 was $122 million, or $2.20 per diluted share, compared to net income of $116 million, or $2.08 per diluted share, in the fourth quarter of 2020, and $69 million, or $1.25 per diluted share, in the first quarter of 2020.

Net income in the first quarter of 2021 included acquisition and integration costs of $6 million and restructuring and other costs of $5 million.

Non-GAAP net earnings, which exclude special charges and credits, were $143 million, or $2.56 per diluted share, in the first quarter of 2021, compared to $130 million, or $2.34 per diluted share, in the fourth quarter of 2020, and $85 million or $1.54 per diluted share, in the first quarter of 2020.

Additional Financial Information

At March 31, 2021, the Company had $910 million in cash and short-term investments, $831 million of secured term loan principal outstanding and $100 million of incremental borrowing capacity under an asset-based line of credit, subject to certain borrowing base requirements. During the first quarter of 2021, the Company paid a cash dividend of $11 million or $0.20 per diluted share.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. (“MKS” or the “Company”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, fluctuations in sales to our major customers, the ability to anticipate and meet customer demand, manufacturing and sourcing risks, including supply chain disruptions and component shortages, the terms of our term loan facility, competition from larger or more established companies in MKS’ markets, MKS’ ability to successfully grow its business and particularly the business of Electro Scientific Industries, Inc., which it acquired in February 2019, the challenges, risks and costs involved with integrating the operations of the companies we have acquired, potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, acquisition strategy, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent Quarterly Reports on Form 10-Q, as filed with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

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Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net revenues:
Products	$605.0	$573.8	$461.2
Services	88.9	86.4	74.5

Total net revenues	693.9	660.2	535.7
Cost of revenues:
Products	322.6	311.6	256.1
Services	49.2	47.0	40.0

Total cost of revenues	371.8	358.6	296.1
Gross profit	322.1	301.6	239.6
Research and development	47.2	45.4	42.4
Selling, general and administrative	95.9	92.8	87.2
Acquisition and integration costs	6.2	0.4	2.2
Amortization of intangible assets	12.4	12.6	16.3
Restructuring and other	4.9	2.6	0.4
Asset impairment	—	1.1	1.2

Income from operations	155.5	146.7	89.9
Interest income	0.2	0.3	0.7
Interest expense	6.4	6.4	8.9
Other expense, net	1.1	0.1	0.4

Income before income taxes	148.2	140.5	81.3
Provision for income taxes	25.9	24.9	12.2

Net income	$122.3	$115.6	$69.1

Net income per share:
Basic	$2.21	$2.10	$1.26
Diluted	$2.20	$2.08	$1.25
Cash dividends per common share	$0.20	$0.20	$0.20
Weighted average shares outstanding:
Basic	55.3	55.2	54.9
Diluted	55.6	55.5	55.2

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheet

(In millions)

	March 31,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$699.8	$608.3
Short-term investments	209.7	227.7
Trade accounts receivable, net	420.8	392.7
Inventories	515.2	501.4
Other current assets	77.0	74.3

Total current assets	1,922.5	1,804.4
Property, plant and equipment, net	297.0	284.3
Right-of-use asset	182.7	184.4
Goodwill	1,062.1	1,066.4
Intangible assets, net	498.4	512.2
Long-term investments	6.5	6.5
Other assets	48.7	45.6

Total assets	$4,017.9	$3,903.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$9.3	$14.5
Accounts payable	146.7	110.6
Accrued compensation	76.3	117.9
Income taxes payable	19.9	18.3
Lease liability	13.8	15.8
Deferred revenue and customer advances	35.4	31.2
Other current liabilities	70.5	65.6

Total current liabilities	371.9	373.9
Long-term debt, net	813.3	815.0
Non-current deferred taxes	71.2	59.2
Non-current accrued compensation	47.4	49.5
Non-current lease liability	191.7	187.4
Other non-current liabilities	53.4	57.9

Total liabilities	1,548.9	1,542.9

Stockholders’ equity:
Common stock	0.1	0.1
Additional paid-in capital	877.9	873.2
Retained earnings	1,598.5	1,487.3
Accumulated other comprehensive (loss) income	(7.5)	0.3

Total stockholders’ equity	2,469.0	2,360.9

Total liabilities and stockholders’ equity	$4,017.9	$3,903.8

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Cash flows from operating activities:
Net income	$122.3	$115.6	$69.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23.8	23.4	28.4
Amortization of debt issuance costs and original issue discount	0.5	0.6	1.1
Stock-based compensation	10.0	6.8	8.5
Provision for excess and obsolete inventory	4.9	5.0	6.2
Provision for doubtful accounts	(0.3)	(0.1)	0.2
Deferred income taxes	9.5	(6.4)	0.6
Asset impairment	—	1.1	1.2
Other	0.1	(1.0)	(0.1)
Changes in operating assets and liabilities	(43.9)	2.2	(40.3)

Net cash provided by operating activities	126.9	147.2	74.9

Cash flows (used in) provided by investing activities:
Purchases of investments	(185.7)	(164.2)	(30.2)
Maturities of investments	95.3	150.9	49.5
Sales of investments	107.7	8.2	28.7
Purchases of property, plant and equipment	(26.5)	(25.0)	(10.0)

Net cash (used in) provided by investing activities	(9.2)	(30.1)	38.0

Cash flows used in financing activities:
Net proceeds from borrowings	0.5	6.8	12.1
Payments on short-term borrowings	(5.4)	(4.5)	(9.9)
Payments of long-term borrowings	(2.2)	(2.3)	(52.3)
Dividend payments	(11.1)	(11.0)	(11.0)
Net (payments) proceeds related to employee stock awards	(5.3)	4.8	(20.4)

Net cash used in financing activities	(23.5)	(6.2)	(81.5)

Effect of exchange rate changes on cash and cash equivalents	(2.7)	4.1	(4.0)

Increase in cash and cash equivalents	91.5	115.0	27.4

Cash and cash equivalents at beginning of period	608.3	493.3	414.6

Cash and cash equivalents at end of period	$699.8	$608.3	$442.0

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net income	$122.3	$115.6	$69.1
Acquisition and integration costs (Note 1)	6.2	0.4	2.2
Amortization of intangible assets	12.4	12.6	16.3
Amortization of debt issuance costs (Note 2)	0.2	0.2	0.9
Restructuring and other (Note 3)	4.9	2.6	0.4
Asset impairment (Note 4)	—	1.1	1.2
Windfall tax benefit on stock-based compensation (Note 5)	(1.7)	—	(0.9)
Withholding tax related to Brexit (Note 6)	3.2	—	—
Tax effect of Non-GAAP adjustments (Note 7)	(4.8)	(2.7)	(4.3)

Non-GAAP net earnings	$142.7	$129.8	$84.9

Non-GAAP net earnings per diluted share	$2.56	$2.34	$1.54

Weighted average diluted shares outstanding	55.6	55.5	55.2
Net cash provided by operating activities	$126.9	$147.2	$74.9
Purchases of property, plant and equipment	(26.5)	(25.0)	(10.0)

Free cash flow	$100.4	$122.2	$64.9

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
GAAP and Non-GAAP gross margin	46.4%	45.7%	44.7%

Operating expenses	$166.6	$154.9	$149.7
Acquisition and integration costs (Note 1)	6.2	0.4	2.2
Amortization of intangible assets	12.4	12.6	16.3
Restructuring and other (Note 3)	4.9	2.6	0.4
Asset impairment (Note 4)	—	1.1	1.2

Non-GAAP operating expenses	$143.1	$138.2	$129.6

Income from operations	$155.5	$146.7	$89.9
Acquisition and integration costs (Note 1)	6.2	0.4	2.2
Amortization of intangible assets	12.4	12.6	16.3
Restructuring and other (Note 3)	4.9	2.6	0.4
Asset impairment (Note 4)	—	1.1	1.2

Non-GAAP income from operations	$179.0	$163.4	$110.0

Non-GAAP operating margin	25.8%	24.7%	20.5%

Interest expense, net	$6.2	$6.2	$8.2
Amortization of debt issuance costs (Note 2)	0.2	0.2	0.9

Non-GAAP interest expense, net	$6.0	$6.0	$7.3

Net income	$122.3	$115.6	$69.1
Interest expense, net	6.2	6.2	8.2
Provision for income taxes	25.9	24.9	12.2
Depreciation	11.0	10.7	12.1
Amortization	12.4	12.6	16.3

EBITDA	$177.8	$170.0	$117.9

Stock-based compensation	10.0	6.6	8.0
Acquisition and integration costs (Note 1)	6.2	0.4	2.2
Restructuring and other (Note 3)	4.9	2.6	0.4
Asset impairment (Note 4)	—	1.1	1.2

Adjusted EBITDA	$198.9	$180.7	$129.7

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended March 31, 2021			Three Months Ended December 31, 2020
	Income Before	Provision (benefit)	Effective	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$148.2	$25.9	17.5%	$140.5	$24.9	17.7%
Acquisition and integration costs (Note 1)	6.2	—		0.4	—
Amortization of intangible assets	12.4	—		12.6	—
Amortization of debt issuance costs (Note 2)	0.2	—		0.2	—
Restructuring and other (Note 3)	4.9	—		2.6	—
Asset impairment (Note 4)	—	—		1.1	—
Windfall tax benefit on stock-based compensation (Note 5)	—	1.7		—	—
Withholding tax related to Brexit (Note 6)	—	(3.2)		—	—
Tax effect of Non-GAAP adjustments (Note 7)	—	4.8		—	2.7

Non-GAAP	$171.9	$29.2	17.0%	$157.4	$27.6	17.5%

	Three Months Ended March 31, 2020
	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate
GAAP	$81.3	$12.2	15.0%
Acquisition and integration costs (Note 1)	2.2	—
Amortization of intangible assets	16.3	—
Amortization of debt issuance costs (Note 2)	0.9	—
Restructuring and other (Note 3)	0.4	—
Asset impairment (Note 4)	1.2	—
Windfall tax benefit on stock-based compensation (Note 5)	—	0.9
Tax effect of Non-GAAP adjustments (Note 7)	—	4.3

Non-GAAP	$102.3	$17.4	17.0%

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures – Q2’21 Guidance

(In millions, except per share data)

	Three Months Ending June 30, 2021
	Percentage	Plus or Minus
GAAP and Non-GAAP gross margin	47.0%	1.0%

	Three Months Ending June 30, 2021
	$ Amount	Plus or Minus	Per Share	Plus or Minus
GAAP net income	$150.4	$14.5	$2.70	$0.26
Amortization of intangible assets	12.2	—	0.21	—
Amortization of debt issuance costs	0.2	—	—	—
Acquisition and integration costs	0.4	—	0.01	—
Restructuring and other	2.4	—	0.04	—
Tax effect of Non-GAAP adjustments (Note 7)	(2.6)	—	(0.04)	—

Non-GAAP net earnings	$163.0	$14.5	$2.92	$0.26

Estimated weighted average diluted shares				55.8

	Three Months Ending June 30, 2021
	$ Amount	Plus or Minus
GAAP operating expenses	$160.5	$4.0
Amortization of intangible assets	(12.2)	—
Acquisition and integration costs	(0.4)	—
Restructuring and other	(2.4)	—

Non-GAAP operating expenses	$145.5	$4.0

	Three Months Ending June 30, 2021
	$ Amount	Plus or Minus	Percentage	Plus or Minus
GAAP operating income and margin	$187.5	$17.5	25.3%	1.3%
Amortization of intangible assets	12.2	—	1.7	—
Acquisition and integration costs	0.4	—	0.1	—
Restructuring and other	2.4	—	0.3	—

Non-GAAP operating income and margin	$202.5	$17.5	27.4%	1.3%

Three Months Ending June 30, 2021
$ Amount
GAAP interest expense, net	$6.2
Amortization of debt issuance costs	(0.2)

Non-GAAP interest expense, net	$6.0

MKS Instruments, Inc.

Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Note 1: Acquisition and integration costs during the three months ended March 31, 2021 primarily related to our proposed acquisition of Coherent, Inc. Acquisition and integration costs during the three months ended March 31, 2020 and December 31, 2020 related to integration costs from our acquisition of Electro Scientific Industries, Inc., which closed on February 1, 2019.

Note 2: We recorded additional interest expense related to the amortization of debt issuance costs related to our Term Loan Credit Agreement and our ABL Credit Agreement (each credit agreement, as defined in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 23, 2021).

Note 3: Restructuring and other costs during the three months ended March 31, 2021 primarily related to severance costs due to a global cost saving initiative and duplicate facility costs attributed to entering into new leases. Restructuring and other costs during the three months ended December 31, 2020 and March 31, 2020 primarily related to duplicate facility costs attributed to entering into new leases, and costs related to the pending closure of a facility in Europe. Such costs for the three months ended March 31, 2020 were offset by an insurance reimbursement related to a legal settlement.

Note 4: During the three months ended March 31, 2020, we recorded an asset impairment charge as a result of the write-down of long-lived assets related to the pending closure of a facility. During the three months ended December 31, 2020, we recorded the write-off of goodwill related to the pending closure of a facility in Europe.

Note 5: We recorded windfall tax benefits on the vesting of stock-based compensation.

Note 6: We recorded additional withholding taxes on inter-company undistributed earnings following the United Kingdom’s departure from the European Union.

Note 7: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates. For the three months ending June 30, 2021, we forecast a GAAP and Non-GAAP tax rate of approximately 17%.